RUBIO’S RESTAURANTS, INC.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of September 1, 2005 (the “Effective Date”) by and between RUBIO’S RESTAURANTS, INC., a Delaware corporation (the “Company”), and TIMOTHY RYAN (“Consultant”).

RECITAL

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	SERVICES AND COMPENSATION

a. Consultant hereby agrees to perform the services set forth in Exhibit A attached hereto (the “Services”) under the terms and conditions herein provided. Consultant shall be the primary provider of the Services. Consultant shall coordinate with the President and Chief Executive Officer of the Company regarding the Services to be provided hereunder and shall report periodically to the Board of Directors of the Company as it shall direct. Consultant is aware of the internal control policies and procedures of the Company relating to the marketing function, including without limitation those concerning cash disbursements and contract approvals, and shall comply with and abide by all of such policies and procedures.

b. In consideration of the Services provided, Consultant shall be entitled to receive $25,000 per month, payable in arrears at the end of each month, beginning on September 30, 2005.

c. Upon the termination of this Agreement, the Company will evaluate the improvement, if any, in the Company’s restaurant unit volume and may, in its sole and absolute discretion, pay a bonus to Consultant consistent with his performance under this Agreement.

d. The Company shall reimburse Consultant for pre-approved and reasonable expenses incurred in connection with the Services, such as telephone, travel and lodging expenses, incurred by Consultant at the Company’s request, consistent with the Company’s general policies for employee/consultant expenses.

2.	OWNERSHIP AND ASSIGNMENT OF IDEAS

a. Consultant shall promptly and fully disclose and assign to the Company all Ideas (as defined below) made by Consultant (either alone or jointly with others) resulting from or arising out of the Services hereunder. All such Ideas shall be the sole property of the Company. Consultant represents and warrants that Consultant has no obligations to any third party which prohibit or restrict the right to assign to the Company exclusive right, title and interest in and to any and all Ideas made by Consultant resulting from or arising out of the Services hereunder. Consultant agrees to assist the Company at the Company’s expense, and to execute any further documents that are necessary or appropriate, to obtain, maintain, or enforce patents on any Ideas in the United States and elsewhere.

b. As used in this Agreement, the term “Ideas” means any and all inventions, discoveries, designs, formulas, technology, improvements, trade secrets, results of experiments, processes, techniques and know-how, whether or not patentable, which result from or arise out of services rendered to or on behalf of the Company and are invented, conceived, discovered, developed or reduced to practice by Consultant, either alone or jointly with others.

3.	CONFLICTING OBLIGATIONS

Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from fully complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement. During the term of this Agreement, Consultant will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Consultant has an obligation of confidentiality, and Consultant will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Consultant has an obligation of confidentiality. Consultant will use in the performance of his duties only information which is generally known and used by persons with training and experience comparable to his own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

4.	TERM AND TERMINATION

This Agreement shall be effective as of the Effective Date and shall terminate on February 28, 2006. Notwithstanding anything to the contrary in the foregoing sentence, the Company may terminate this Agreement for any reason or no reason upon giving three (3) days prior written notice thereof to Consultant. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the services hereunder or is in breach of any material provision of this Agreement. Upon such termination, all rights and duties of the parties toward each other shall cease except Sections 3, 5 and 7 through 10 shall survive termination or expiration of this Agreement.

5.	INDEPENDENT CONTRACTOR

Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant acknowledges the obligation to pay all self-employment and other taxes thereon and that he will not be eligible for any employee benefits. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company: (i) to pay withholding taxes or similar items; (ii) resulting from Consultant’s being determined not to be an independent contractor; or (iii) resulting from Consultant’s breach of his obligations under this Agreement and/or Consultant’s willful misconduct or gross negligence in the performance of the Services.

6.	NO EFFECT ON DIRECTOR STATUS; RELATED MATTERS

Nothing in this Agreement shall in any way affect Consultant’s status as a member of the Company’s Board of Directors or be construed to grant Consultant the right to continue to serve as a director of the Company. The consideration for Consultant’s services hereunder shall be in addition to, and not in lieu of, any compensation that may be paid to Consultant for his services as a director. Consultant understands that the terms of this Agreement may be required to be disclosed in, or filed as exhibits to, the Company’s annual proxy statement or other reports filed publicly with the U.S. Securities and Exchange Commission.

7.	EQUITABLE RELIEF

It is recognized and acknowledged by Consultant that a breach of the covenants contained in Sections 2 or 3 will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Consultant agrees that in the event of a breach of any of the covenants contained in Sections 2 or 3, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

8.	ARBITRATION

Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement and Consultant’s services to the Company or termination by the Company shall be determined and settled by final and binding arbitration in San Diego County, California in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. Notwithstanding anything to the contrary in the foregoing sentence, the discovery rules in the California Code of Civil Procedure shall apply to all arbitration proceedings instituted pursuant to this Agreement.

9.	NOTICE

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as set forth on the signature page of this Agreement.

10.	MISCELLANEOUS

This Agreement contains the entire agreement between the parties and supersedes all preexisting agreements between them respecting its subject matter. Modification of this Agreement shall only be binding if made in writing and signed by both parties. If any provision of this Agreement shall be held illegal or unenforceable, the validity, legality, or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon its subsidiaries, successors and assigns. Consultant shall not be entitled to assign any of his rights or obligations under this Agreement. In the event of any litigation concerning any controversy, claim, or dispute between the parties hereto, arising out of or relating to this Agreement, the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the other party expenses, including reasonable attorney fees, and costs incurred therein. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to the laws that might be applicable under conflicts of laws principles. Consultant has engaged his own legal counsel and other advisors in connection with this Agreement, or has had the opportunity to do so and has freely elected not to. Consultant acknowledges that the Company’s outside legal counsel in connection with this Agreement has represented solely the Company, and has not represented Consultant in connection with the preparation and negotiation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this CONSULTING AGREEMENT on September 16, 2005.

Consultant: Signature: /s/ Timothy Ryan Name: TIMOTHY RYAN Address: ________________________ ________________________	The Company: RUBIO’S RESTAURANTS, INC., a Delaware corporation By: /s/ Ralph Rubio Ralph Rubio Chairman of the Board of Directors Address: 1902 Wright Place, Suite 300 Carlsbad, CA 92008

Exhibit A

Services

•	Conduct an immediate review of the Company’s marketing program, personnel and outside marketing and advertising agencies.

•
Evaluate the abilities, potential and effectiveness of Company marketing personnel and outside marketing and advertising agencies given the business goals of the Company for the remainder of 2005 and fiscal year 2006.

•
Prepare marketing and advertising plan for the remainder of 2005 with the objective of returning “same store sales” to an annual growth rate of 3% to 5%, and work with management to implement such plan. If the marketing and advertising plan requires the amendment or termination of any contractual arrangements, Consultant will coordinate with management to achieve such changes in accordance with the Company’s internal operating procedures.

•
Unless specifically authorized by the Board of Directors of the Company, all marketing and advertising plans are to be capable of being implemented within the Company’s existing budget for such items. All actions taken to carry out such plans shall conform to the Company’s internal control policies and procedures.

•	Deliver progress reports, including recommendations requiring Board action, to the Board of Directors of the Company at least monthly.